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                                                                     EXHIBIT 5.1

       [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK APPEARS HERE]


December 11, 1996


Board of Directors
Fidelity Bankshares, Inc.
218 Datuna
West Palm Beach, Florida


          RE:  FIDELITY BANKSHARES, INC.
               REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

     We have served as special counsel for Fidelity Bankshares, Inc., a Delaware corporation, in connection with the registration under the Securities Act of 1933, of 3,425,222 shares of Common Stock, par value $0.10 per share of which 3,202,689 shares will be issued immediately and 222,533 shares underly options.

     Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     (1)  the shares of Common Stock have been duly authorized;

     (2) upon issuance, sale and delivery of the shares as contemplated in the Registration Statement, the shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm under the heading "Proposed Formation of Stock Holding Company--Legal Opinion" in the Prospectus and Proxy Statement in the Registration Statement (and all amendments thereto) and to the filing of this opinion as Exhibit 5.1 thereto.

                              Very truly yours,


                              /s/ Luse Lehman Gorman Pomerenk & Schick
                              --------------------------------------------------
                              LUSE LEHMAN GORMAN POMERENK & SCHICK
                              A Professional Corporation